UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

SIMON PROPERTY GROUP, INC.

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware (Simon Property Group, Inc.) Delaware (Simon Property Group, L.P.) (State or other jurisdiction of incorporation)	001-14469 (Simon Property Group, Inc.) 001-36110 (Simon Property Group, L.P.) (Commission File Number)	04-6268599 (Simon Property Group, Inc.) 34-1755769 (Simon Property Group, L.P.) (IRS Employer Identification No.)

225 West Washington Street Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbols	Name of each exchange on which registered
Simon Property Group, Inc.	Common stock, $0.0001 par value	SPG	New York Stock Exchange
Simon Property Group, Inc.	8⅜% Series J Cumulative Redeemable Preferred Stock, $0.0001 par value	SPGJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 14, 2023, Simon Property Group, L.P. (the “Company”) amended and extended its $5.0 billion senior unsecured multi-currency revolving credit facility (the “Credit Facility”). The Credit Facility’s initial borrowing capacity of $5.0 billion may be increased to $6.0 billion during its term. The initial maturity date of the Credit Facility was extended to June 30, 2027. The initial maturity date can be extended for up to two additional six-month periods at the Company’s sole option, subject to the Company’s continued compliance with the terms thereof.

Borrowings under the Credit Facility bear interest, at the Company’s election, at either (i) (x) for Term Benchmark Loans, the Adjusted Term SOFR Rate, the applicable Local Rate, the Adjusted EURIBOR Rate, or the Adjusted TIBOR Rate, (y) for RFR Loans, if denominated in Sterling, SONIA plus a benchmark adjustment and if denominated in Dollars, Daily Simple SOFR plus a benchmark adjustment, or (z) for Daily SOFR Loans, the Adjusted Floating Overnight Daily SOFR Rate, in each case of clauses (x) through (z) above, plus a margin determined by the Company’s corporate credit rating of between 0.650% and 1.400% or (ii) for loans denominated in U.S. Dollars only, the Base Rate (which rate is equal to the greatest of the prime rate, the federal funds effective rate plus 0.500% or Adjusted Term SOFR Rate for one month plus 1.000%), plus a margin determined by the Company’s corporate credit rating of between 0.000% and 0.400%. The Credit Facility includes a facility fee determined by the Company’s corporate credit rating of between 0.100% and 0.300% on the aggregate revolving commitments under the Credit Facility.

The Credit Facility provides for borrowings denominated in U.S. Dollars, Euro, Yen, Sterling, Canadian Dollars and Australian Dollars.

The Credit Facility provides for borrowings for general corporate purposes.

The Credit Facility contains ongoing covenants relating to total and secured leverage to capitalization value and minimum EBITDA coverage and unencumbered EBITDA coverage requirements. Payment under the Credit Facility can be accelerated if the Company or its general partner, Simon Property Group, Inc., is subject to bankruptcy proceedings or upon the occurrence of certain other events.

A copy of a press release and the Credit Facility agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference and constitute part of this report.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in 1.01 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated March 14, 2023

99.2	Third Amended and Restated $5,000,000,000 Credit Agreement dated as of March 14, 2023

104	Cover Page Interactive Data File (embedded the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2023

SIMON PROPERTY GROUP, INC.

By:	/s/ Brian J. McDade
Brian J. McDade
Executive Vice President and Chief Financial Officer

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., its sole General Partner

	By:	/s/ Brian J. McDade
Brian J. McDade
Executive Vice President and Chief Financial Officer